UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2011

GC CHINA TURBINE CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33442	98-0536305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 86, Nanhu Avenue, East Lake Development Zone,
Wuhan, Hubei Province 430223
People’s Republic of China

(Address of Principal Executive Office) (Zip Code)
Registrant's telephone number, including area code:  +8627-8798-5051

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Departure of Ms. Ping Ye as Chief Financial Officer

Pursuant to that certain Management Agreement dated as of November 8, 2010 (the “Effective Date”), by and between GC China Turbine Corp. (the “Company”) and Ping Ye (the “Agreement”), the Agreement commenced on the Effective Date and was to continue for six (6) months from the Effective Date, unless the parties agreed to the renewal terms of the Agreement in writing.  The Board of Directors of the Company elected not to renew the Agreement, which will terminate by its terms on May 8, 2011, thereby terminating the services of Ping Ye as the Chief Financial Officer of the Company, effective as of May 8, 2011.

(b)	Appointment of Mr. Chen Guijun as Chief Financial Officer

The Board of Directors appointed Mr. Chen Guijun as the Company’s Chief Financial Officer, to be effective as of May 8, 2011.  Mr. Chen, age 40, has 17 years of financial management and audit-related work experience.  Mr. Chen served as Senior Manager of the Wuhan branch of Ernst & Young from February 2005 to January 2011, where he organized, implemented and supervised the auditing of large-scale projects, including enterprise groups and listed companies.  From January 2001 to December 2004, Mr. Chen served as Manager of Audit Projects at the Wuhan branch of Zhongxing Financial Accounting Firm where he was also involved in the audit of large-scale projects.  From October 1998 to December 2001, Mr. Chen served as the Assistant of the General Manager at Hubei Business Development Company where he, among other things, assisted the general manager in developing strategic plans and tracked the achievement of corporate operational objectives.  Prior to that, from September 1994 to September 1998, Mr. Chen was Finance Manager at Wuhan Commercial Group Co., Ltd., where he, among other things, presided over daily financial, accounting and tax administration, managed and supervised the quality of the company’s financial work and established the company’s accounting system.

Mr. Chen received his Masters of Business Administration degree from Anhui University (Hefei City, China) in 1994, is qualified as a Chinese chartered public accountant and certified appraiser and also holds a Chinese Lawyer’s Qualification.

There is no arrangement or understanding pursuant to which Mr. Chen was appointed Chief Financial Officer. Mr. Chen has no family relationships with any of the Company’s directors or executive officers.  There are no related party transactions between the Company and Mr. Chen that are reportable under Item 404(a) of Regulation S-K.

On May 12, 2011, we issued a press release announcing Mr. Chen’s appointment. A copy of that press release is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit
Number	Exhibits

99.1	Press release of the Company, dated May 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2011	GC CHINA TURBINE CORP.
	By:	/s/ Qi Na
Qi Na
Chief Executive Officer